                                                                  EXHIBIT 10.33



                  THIRD AMENDMENT TO 1996 STOCK OPTION PLAN OF
                              COSTILLA ENERGY, INC.

                      ADOPTED BY THE BOARD OF DIRECTORS OF
                              COSTILLA ENERGY, INC.
                             AS OF OCTOBER 27, 1998

                                       AND

                         ADOPTED BY THE SHAREHOLDERS OF
                              COSTILLA ENERGY, INC.
                             AS OF NOVEMBER 30, 1998


Section 6.1 of the 1996 Stock Option Plan of Costilla Energy, Inc. (the "Stock Option Plan") is amended to provide that an aggregate of four million (4,000,000) shares of Common Stock, $.10 par value, of Costilla Energy, Inc. are authorized and reserved for issuance upon exercise of the stock options granted under the Stock Option Plan.